ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708 Website: www.nvsos.gov
Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY



Articles of Conversion (Pursuant to NRS 92A.205)



1. Name and jurisdiction of organization of constituent entity and resulting entity:

Name of constituent entity

Jurisdiction Entity type * and,

Name of resulting entity

Jurisdiction Entity type *
1	 A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
2	 Location of plan of conversion: (check one)

The entire plan of conversion is attached to these articles.
The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.
* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .
This form must be accompanied by appropriate fees. Nevada Secretary of State
92A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684 5708 Website: www.nvsos.gov



Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 2
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
1	 Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):
2	 Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to
	6. Signatures - must be signed by:
2	 If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).
2	 If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.




Name of constituent entity
X
Signature
* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph
(b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
This statement must be included within the resulting entity's articles.
FILING FEE: $350.00
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. Nevada Secretary of State
92A
Page 2



ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520
(775) 684 5708 Website: www.nvsos.gov
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:
Trim Holding Group
2. Registered Agent for
Service of Process:
(check only one box)
Commercial Registered Agent: Noncommercial Registered Agent(name and address below) Name Office or Position with Entity (name and address below) Nevada Street Address City Zip Code Zip CodeCityMailing Address
(if different from street address) Name of Noncommercial Registered
Agent OR Name of Title of Office or Other Position with Entity Nevada
OR InCorp Services, Inc.375 N. Stephanie St. Ste. 1411Henderson89014-
8909
3. Authorized Stock:
(number of shares
corporation is
authorized to issue)
Number of shares with par value: Par value per share: $ Number of shares without par value: 500,000,000see pg 20
4. Names and Addresses
of the Board of
Directors/Trustees:(each
Director/Trustee must be
a natural person at
least 18 years of age;
attach additional page
if more than two
directors/trustees)
StateStreet Address City Zip Code Name 1) 2) StateStreet Address City
Zip Code Name Louis BertoliVia Valsorda n. 47/aConcesio25062Nitin
Amersey300 Center Ave. Ste. 202Bay CityMI48708
5. Purpose: (optional;
see instructions)
The purpose of the corporation shall be: The purpose for which the corporation is organized are to engage primarily in any (next page)
6. Name, Address and
Signature of
Incorporator: (attach
additional page if more
than one incorporator)
StateAddress City Zip Code X Incorporator SignatureName Billie
Cnudde300 Center Ave. Ste. 202Bay CityMI48708
7. Certificate of
Acceptance of
Appointment of
Registered Agent:
X Authorized Signature of Registered Agent or On Behalf of Registered
Agent Entity Date I hereby accept appointment as Registered Agent for the above named Entity.

Nevad
a
Secre
tary
of
State
NRS
78
Artic
les
This form must be accompanied by appropriate fees.

Article 3 continued...
The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares of which 400,000,000 shall be Common Stock with a par value of $7.00 per share and 100,000,000 shall be Preferred Stock with a par value of $8.75 per share and having a total stated capital of $3,675,000,000.00.
The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,
Article 5 continued...
type of business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201
(775) 684 5708 Website: www.nvsos.gov



Registered Agent
Acceptance

(PURSUANT TO NRS 77.310)
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Acceptance of Appointment by Registered Agent:

Name of Business Entity

Name of Registered Agent
am a:
(complete
only one)
a)
commercial registered agent listed with the Nevada Secretary of State, noncommercial registered agent with the following address for service of process:b)

Street Address City Zip Code


Mailing Address (if different from street address) City Zip Code and hereby state that on
                                                I accepted the appointment as
registered agent for the above named business entity. Signature:

Authorized Signature of R.A. or On Behalf of R.A. Company Date
Nevada